Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Packaging Corporation of America:

We consent to the use of our report dated February 26, 2014, with respect to the consolidated balance sheet of Boise Inc. as of December 31, 2013, and the related consolidated statements of income and comprehensive income, changes in stockholder’s equity, and cash flows for the period from October 25, 2013 through December 31, 2013, incorporated herein by reference.

/s/ KPMG LLP

Boise, Idaho

September 8, 2015